Exhibit 99.1

LIVIA at Scripps Ranch | *San Diego, CA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

SECOND QUARTER 2023

ESSEX
PROPERTY TRUST, INC.

 SECOND QUARTER 2023  EARNINGS RELEASE &  SUPPLEMENTAL DATA  LIVIA at Scripps Ranch | San Diego, CA

Second Quarter 2023
Earnings Release and Supplemental Data
Table of Contents

Earnings Press Release	Pages 1 - 10

Consolidated Operating Results	S-1 & S-2

Consolidated Funds from Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios	S-6

Portfolio Summary by County	S-7

Operating Income by Quarter	S-8

Same-Property Revenue Results by County, Quarter-to-Date	S-9

Same-Property Revenue Results by County, Year-to-Date	S-9.1

Same-Property Operating Expenses, Quarter and Year-to-Date	S-10

Development Pipeline	S-11

Capital Expenditures	S-12

Co-Investments and Preferred Equity Investments	S-13

Assumptions for 2023 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth on a GAAP basis	S-16

2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Second Quarter 2023 Results and Raises Full-Year 2023 Guidance

San Mateo, California—July 27, 2023—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its second quarter 2023 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and six months ended June 30, 2023 are detailed below.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2023	2022	Change	2023	2022	Change
Per Diluted Share
Net Income	$1.55	$0.87	78.2%	$3.94	$2.00	97.0%
Total FFO	$3.87	$3.13	23.6%	$7.68	$6.49	18.3%
Core FFO	$3.77	$3.68	2.4%	$7.42	$7.06	5.1%

Second Quarter 2023 Highlights:

•
Reported Net Income per diluted share for the second quarter of 2023 of $1.55, compared to $0.87 in the second quarter of 2022. The increase is largely attributable to increased income from marketable securities and the Company’s non-core co-investments.

•
Grew Core FFO per diluted share by 2.4% compared to the second quarter of 2022, exceeding the midpoint of the guidance range by $0.08. The increase was primarily due to higher same-property revenues and lower property taxes in Washington.

•
Same-property revenues and net operating income (“NOI”) increased by 4.0% and 3.6%, respectively, compared to the second quarter of 2022. On a sequential basis, same-property revenues and NOI improved 1.4% and 2.4%, respectively.

•	Revised full-year 2023 earnings guidance:
o	Increased full-year Net Income per diluted share guidance by $0.31 at the midpoint to a range of $6.74 to $6.98.
o	Increased full-year Core FFO per diluted share guidance by $0.22 at the midpoint to a range of $14.88 to $15.12.
o	Raised the midpoint of full-year same-property revenues and NOI by 0.4% and 0.9%, respectively. Lowered the full-year same-property operating expense midpoint by 1.0%.

•
Subsequent to quarter end, the Company closed $298.0 million in 10-year secured loans priced at 5.08% fixed interest rate. The proceeds are intended to repay a majority of the Company’s $400.0 million unsecured notes due in May 2024 at maturity and will be reinvested in short-term cash accounts until the notes are repaid.

•	As of July 26, 2023, the Company’s immediately available liquidity is approximately $1.6 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenues for the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022, and the sequential percentage change for the quarter ended June 30, 2023 compared to the quarter ended March 31, 2023, by submarket for the Company:

	Q2 2023 vs. Q2 2022	Q2 2023 vs. Q1 2023	% of Total
	Revenue Change	Revenue Change	Q2 2023 Revenues
Southern California
Los Angeles County	0.2%	1.2%	18.6%
Orange County	7.6%	1.4%	10.5%
San Diego County	9.9%	1.9%	8.9%
Ventura County	8.3%	3.2%	4.1%
Total Southern California	4.7%	1.6%	42.1%
Northern California
Santa Clara County	5.0%	2.2%	19.7%
Alameda County	2.9%	0.7%	7.8%
San Mateo County	2.6%	2.4%	4.6%
Contra Costa County	1.8%	1.0%	5.4%
San Francisco	-0.3%	0.5%	2.6%
Total Northern California	3.5%	1.6%	40.1%
Seattle Metro	3.7%	0.3%	17.8%
Same-Property Portfolio	4.0%	1.4%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year and sequential basis for the second quarter of 2023.

Same-Property Revenue Components	Q2 2023 vs. Q2 2022	YTD 2023 vs. YTD 2022	Q2 2023 vs. Q1 2023
Scheduled Rents	5.2%	6.0%	1.0%
Delinquencies(1)	-1.5%	-0.8%	0.1%
Cash Concessions	-0.2%	0.0%	0.2%
Vacancy	0.3%	0.3%	-0.1%
Other Income	0.2%	0.3%	0.2%
2023 Same-Property Revenue Growth	4.0%	5.8%	1.4%

(1)
The year-over-year negative impact from delinquencies is largely due to lower net delinquency in the prior period, which benefitted from Emergency Rental Assistance payments of $13.0 million and $24.5 million in the second quarter 2022 and year-to-date 2022, respectively. This compares to Emergency Rental Assistance payments of $0.5 million and $1.7 million for the second quarter of 2023 and year-to-date 2023, respectively.

	Year-Over-Year Change			Year-Over-Year Change
	Q2 2023 compared to Q2 2022			YTD 2023 compared to YTD 2022
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	4.7%	4.1%	4.9%	6.4%	6.6%	6.2%
Northern California	3.5%	5.6%	2.7%	4.9%	4.0%	5.4%
Seattle Metro	3.7%	7.5%	2.3%	6.3%	1.6%	8.3%
Same-Property Portfolio	4.0%	5.3%	3.6%	5.8%	4.6%	6.3%

	Sequential Change
	Q2 2023 compared to Q1 2023
	Revenues	Operating Expenses	NOI
Southern California	1.6%	-4.4%	4.2%
Northern California	1.6%	2.4%	1.3%
Seattle Metro	0.3%	-1.6%	1.0%
Same-Property Portfolio	1.4%	-1.2%	2.4%

	Financial Occupancies
	Quarter Ended
	6/30/2023	3/31/2023	6/30/2022
Southern California	96.4%	96.8%	95.7%
Northern California	96.7%	96.6%	96.3%
Seattle Metro	96.9%	96.6%	96.2%
Same-Property Portfolio	96.6%	96.7%	96.1%

Investment Activity
Real Estate

In April 2023, the Company acquired Hacienda at Camarillo Oaks, a 73-unit apartment home community located in Camarillo, CA for a total contract price of $23.1 million. The community is located within an existing Essex community and represents a value-add opportunity due to expected efficiencies from the Company’s Property Collections operating model.

Other Investments

In the second quarter of 2023, the Company received cash proceeds of $25.9 million from a partial and a full redemption of two preferred equity investments, both yielding a 9.0% return. The Company recorded $0.3 million of income from prepayment penalties as the result of an early redemption, which has been excluded from Core FFO.

Liquidity and Balance Sheet
Common Stock

In the second quarter of 2023, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan.

Year-to-date through July 26, 2023, the Company has repurchased 437,026 shares of its common stock totaling $95.7 million, including commissions, at an average price per share of $218.88. As of July 26, 2023, the Company has $302.7 million of purchase authority remaining under its stock repurchase plan.

Balance Sheet

Subsequent to quarter end, the Company closed $298.0 million in 10-year secured loans priced at 5.08% fixed interest rate. The proceeds are intended to repay a majority of the Company’s $400.0 million unsecured notes due in May 2024 upon maturity. In the interim, the Company will reinvest the proceeds in short-term cash accounts, which will be slightly accretive to Total and Core FFO until the notes are repaid.

As of July 26, 2023, the Company had approximately $1.6 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

Guidance

For the second quarter of 2023, the Company exceeded the midpoint of the guidance range provided in its first quarter 2023 earnings release for Core FFO by $0.08 per diluted share. The better-than-expected results are primarily attributable to favorable same-property revenues relating to higher occupancy and lower property taxes within the Company's Washington portfolio.

The following table provides a reconciliation of second quarter 2023 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s first quarter 2023 earnings release.

Per Diluted Share
Projected midpoint of Core FFO per diluted share for Q2 2023	$3.69
NOI from consolidated communities	0.06
FFO from Co-Investments	0.01
G&A and other	0.01
Core FFO per diluted share for Q2 2023 reported	$3.77

The table below provides key changes to the Company’s 2023 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2023 assumptions, please see page S-14 of the accompanying supplemental financial information.

2023 Full-Year and Third Quarter Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint
Per Diluted Share
Net Income	$6.36 - $6.74	$6.55	$6.74 - $6.98	$6.86	$0.31
Total FFO	$14.74 - $15.12	$14.93	$15.13 - $15.37	$15.25	$0.32
Core FFO	$14.59 - $14.97	$14.78	$14.88 - $15.12	$15.00	$0.22
Q3 2023 Core FFO	-	-	$3.69 - $3.81	$3.75	-
Same-Property Growth on a Cash-Basis(1)
Revenues	3.25% to 4.75%	4.00%	4.00% to 4.75%	4.38%	0.38%
Operating Expenses	4.50% to 5.50%	5.00%	3.75% to 4.25%	4.00%	(1.00%)
NOI	2.30% to 4.90%	3.60%	3.90% to 5.10%	4.50%	0.90%

(1)
The revised midpoint of the Company’s same-property revenues and NOI on a GAAP basis are 4.7% and 5.0%, respectively, representing a 0.3% and 0.9% increase to the Company’s original guidance midpoints.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, July 28, 2023 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the second quarter 2023 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13739823. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 252 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and six months ended June 30, 2023 and 2022 (in thousands, except for share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations attributable to common stockholders and unitholders	2023	2022	2023	2022
Net income available to common stockholders	$99,620	$57,054	$253,152	$130,308
Adjustments:
Depreciation and amortization	136,718	134,517	273,065	268,050
Gains on sale of real estate and land not included in FFO	-	-	(59,238)	-
Casualty loss	-	-	433	-
Depreciation and amortization from unconsolidated co-investments	17,848	18,129	35,457	36,244
Noncontrolling interest related to Operating Partnership units	3,506	1,990	8,910	4,553
Depreciation attributable to third party ownership and other	(365)	(354)	(724)	(707)
Funds from Operations attributable to common stockholders and unitholders	$257,327	$211,336	$511,055	$438,448
FFO per share – diluted	$3.87	$3.13	$7.68	$6.49
Expensed acquisition and investment related costs	$5	$10	$344	$18
Deferred tax expense (benefit) on unconsolidated co-investments (1)	1,733	(6,864)	833	(9,618)
Realized and unrealized (gains) losses on marketable securities, net	(7,591)	21,597	(8,871)	34,011
Provision for credit losses	16	(1)	34	(63)
Equity (income) loss from non-core co-investments (2)	(978)	20,710	(884)	29,554
Loss on early retirement of debt from unconsolidated co-investment	-	901	-	987
Co-investment promote income	-	-	-	(17,076)
Income from early redemption of preferred equity investments and notes receivable	(285)	-	(285)	(858)
General and administrative and other, net	561	997	827	1,445
Insurance reimbursements, legal settlements, and other, net	(295)	(8)	(8,799)	(8)
Core Funds from Operations attributable to common stockholders and unitholders	$250,493	$248,678	$494,254	$476,840
Core FFO per share – diluted	$3.77	$3.68	$7.42	$7.06
Weighted average number of shares outstanding diluted (3)	66,444,114	67,566,748	66,584,049	67,587,362

(1)	Represents deferred tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company's share of co-investment income or loss from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings from operations	$134,832	$128,628	$322,217	$238,478
Adjustments:
Corporate-level property management expenses	11,451	10,176	22,883	20,348
Depreciation and amortization	136,718	134,517	273,065	268,050
Management and other fees from affiliates	(2,778)	(2,738)	(5,543)	(5,427)
General and administrative	13,813	13,127	29,124	25,369
Expensed acquisition and investment related costs	5	10	344	18
Casualty loss	-	-	433	-
Gain on sale of real estate and land	-	-	(59,238)	-
NOI	294,041	283,720	583,285	546,836
Less: Non-same property NOI	(13,250)	(12,559)	(28,395)	(24,647)
Same-Property NOI	$280,791	$271,161	$554,890	$522,189

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued evolution of the work-from-home trend, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, 2023 Same-Property revenue and operating expenses generally and in specific regions, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, inflation, the labor market, supply chain impacts and ongoing hostilities between Russia and Ukraine, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: potential future outbreaks of infectious diseases or other health concerns, which could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; as well as uncertainties regarding ongoing hostilities between Russia and Ukraine and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Rental and other property	$413,265	$397,240	$822,921	$776,456
Management and other fees from affiliates	2,778	2,738	5,543	5,427
	416,043	399,978	828,464	781,883

Expenses:
Property operating	119,224	113,520	239,636	229,620
Corporate-level property management expenses	11,451	10,176	22,883	20,348
Depreciation and amortization	136,718	134,517	273,065	268,050
General and administrative	13,813	13,127	29,124	25,369
Expensed acquisition and investment related costs	5	10	344	18
Casualty loss	-	-	433	-
	281,211	271,350	565,485	543,405
Gain on sale of real estate and land	-	-	59,238	-
Earnings from operations	134,832	128,628	322,217	238,478
Interest expense, net (1)	(51,779)	(48,194)	(101,791)	(96,027)
Interest and other income (loss)	12,199	(17,208)	24,649	(24,775)
Equity income (loss) from co-investments	12,237	(8,400)	23,108	12,771
Deferred tax (expense) benefit on unconsolidated co-investments	(1,733)	6,864	(833)	9,618
Net income	105,756	61,690	267,350	140,065
Net income attributable to noncontrolling interest	(6,136)	(4,636)	(14,198)	(9,757)
Net income available to common stockholders	$99,620	$57,054	$253,152	$130,308

Net income per share - basic	$1.55	$0.87	$3.94	$2.00

Shares used in income per share - basic	64,182,555	65,262,517	64,319,783	65,269,109

Net income per share - diluted	$1.55	$0.87	$3.94	$2.00

Shares used in income per share - diluted	64,183,675	65,289,603	64,320,898	65,307,572

(1)	Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Rental and other property
Rental income	$407,786	$391,778	$812,421	$765,203
Other property	5,479	5,462	10,500	11,253
Rental and other property	$413,265	$397,240	$822,921	$776,456

Property operating expenses
Real estate taxes	$45,381	$43,759	$91,911	$91,001
Administrative	12,730	11,677	24,884	22,483
Maintenance and repairs	14,683	12,942	29,267	24,720
Personnel costs	22,944	22,943	45,854	45,412
Utilities	23,486	22,199	47,720	46,004
Property operating expenses	$119,224	$113,520	$239,636	$229,620

Interest and other income (loss)
Marketable securities and other income	$4,468	$4,571	$7,751	$9,356
Realized and unrealized gains (losses) on marketable securities, net	7,591	(21,597)	8,871	(34,011)
Provision for credit losses	(16)	1	(34)	63
Insurance reimbursements, legal settlements, and other, net	156	(183)	8,061	(183)
Interest and other income (loss)	$12,199	$(17,208)	$24,649	$(24,775)

Equity income (loss) from co-investments
Equity loss from co-investments	$(2,897)	$(216)	$(5,848)	$(1,548)
Income from preferred equity investments	13,732	13,236	27,049	26,735
Equity income (loss) from non-core co-investments	978	(20,710)	884	(29,554)
Non-core gain from unconsolidated co-investments	-	191	-	191
Insurance reimbursements, legal settlements, and other, net	139	-	738	-
Loss on early retirement of debt from unconsolidated co-investments	-	(901)	-	(987)
Co-investment promote income	-	-	-	17,076
Income from early redemption of preferred equity investments	285	-	285	858
Equity income (loss) from co-investments	$12,237	$(8,400)	$23,108	$12,771

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,506	$1,990	$8,910	$4,553
DownREIT limited partners' distributions	2,163	2,139	4,331	4,293
Third-party ownership interest	467	507	957	911
Noncontrolling interest	$6,136	$4,636	$14,198	$9,757

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$99,620	$57,054		$253,152	$130,308
Adjustments:
Depreciation and amortization	136,718	134,517		273,065	268,050
Gains on sale of real estate and land not included in FFO	-	-		(59,238)	-
Casualty loss	-	-		433	-
Depreciation and amortization from unconsolidated co-investments	17,848	18,129		35,457	36,244
Noncontrolling interest related to Operating Partnership units	3,506	1,990		8,910	4,553
Depreciation attributable to third party ownership and other (2)	(365)	(354)		(724)	(707)
Funds from operations attributable to common stockholders and unitholders	$257,327	$211,336		$511,055	$438,448
FFO per share-diluted	$3.87	$3.13	23.6%	$7.68	$6.49	18.3%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$5	$10		$344	$18
Deferred tax expense (benefit) on unconsolidated co-investments (3)	1,733	(6,864)		833	(9,618)
Realized and unrealized (gains) losses on marketable securities, net	(7,591)	21,597		(8,871)	34,011
Provision for credit losses	16	(1)		34	(63)
Equity (income) loss from non-core co-investments (4)	(978)	20,710		(884)	29,554
Loss on early retirement of debt from unconsolidated co-investments	-	901		-	987
Co-investment promote income	-	-		-	(17,076)
Income from early redemption of preferred equity investments and notes receivable	(285)	-		(285)	(858)
General and administrative and other, net	561	997		827	1,445
Insurance reimbursements, legal settlements, and other, net	(295)	(8)		(8,799)	(8)
Core funds from operations attributable to common stockholders and unitholders	$250,493	$248,678		$494,254	$476,840
Core FFO per share-diluted	$3.77	$3.68	2.4%	$7.42	$7.06	5.1%
Weighted average number of shares outstanding diluted (5)	66,444,114	67,566,748		66,584,049	67,587,362

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and six months ended June 30, 2023 was $0.8 million and $1.6 million.

(3)	Represents deferred tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment income or loss from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2023	December 31, 2022

Real Estate:
Land and land improvements	$3,036,912	$3,043,321
Buildings and improvements	12,984,143	12,922,906
	16,021,055	15,966,227
Less: accumulated depreciation	(5,390,935)	(5,152,133)
	10,630,120	10,814,094
Real estate under development	22,668	24,857
Co-investments	1,122,114	1,127,491
	11,774,902	11,966,442
Cash and cash equivalents, including restricted cash	69,114	42,681
Marketable securities	102,131	112,743
Notes and other receivables	150,464	103,045
Operating lease right-of-use assets	65,505	67,239
Prepaid expenses and other assets	83,157	80,755
Total assets	$12,245,273	$12,372,905

Unsecured debt, net	$5,315,336	$5,312,168
Mortgage notes payable, net	592,143	593,943
Lines of credit	34,429	52,073
Distributions in excess of investments in co-investments	47,934	42,532
Operating lease liabilities	66,857	68,696
Other liabilities	395,214	381,227
Total liabilities	6,451,913	6,450,639
Redeemable noncontrolling interest	31,355	27,150
Equity:
Common stock	6	6
Additional paid-in capital	6,657,481	6,750,076
Distributions in excess of accumulated earnings	(1,123,594)	(1,080,176)
Accumulated other comprehensive income, net	51,385	46,466
Total stockholders' equity	5,585,278	5,716,372
Noncontrolling interest	176,727	178,744
Total equity	5,762,005	5,895,116
Total liabilities and equity	$12,245,273	$12,372,905

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - June 30, 2023
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,050,000	3.3%	7.6	2023	$-	$1,492	$1,492	3.5%	0.1%
Term loan (1)	300,000	4.2%	4.3	2024	400,000	3,109	403,109	4.0%	6.8%
Unamortized discounts and debt				2025	500,000	133,054	633,054	3.5%	10.7%
issuance costs, net	(34,664)	-	-	2026	450,000	99,405	549,405	3.5%	9.2%
Total unsecured debt, net	5,315,336	3.3%	7.4	2027 (1)	650,000	153,955	803,955	4.0%	13.5%
Mortgage Notes Payable, net				2028	450,000	68,332	518,332	2.2%	8.7%
Fixed rate - secured	370,118	3.6%	3.2	2029	500,000	1,456	501,456	4.1%	8.4%
Variable rate - secured (2)	223,166	4.2%	14.6	2030	550,000	1,592	551,592	3.1%	9.3%
Unamortized premiums and debt				2031	600,000	1,740	601,740	2.3%	10.1%
issuance costs, net	(1,141)	-	-	2032	650,000	1,903	651,903	2.6%	11.0%
Total mortgage notes payable, net	592,143	3.8%	7.5	2033	-	32,126	32,126	4.0%	0.5%
Unsecured Lines of Credit				Thereafter	600,000	95,120	695,120	3.7%	11.7%
Line of credit (3)	10,000	5.9%	N/A	Subtotal	5,350,000	593,284	5,943,284	3.3%	100.0%
Line of credit (4)	24,429	5.9%	N/A	Debt Issuance Costs	(27,691)	(2,002)	(29,693)	N/A	N/A
Total lines of credit	34,429	5.9%	N/A	(Discounts)/Premiums	(6,973)	861	(6,112)	N/A	N/A
Total debt, net	$5,941,908	3.4%	7.4	Total	$5,315,336	$592,143	$5,907,479	3.3%	100.0%

Capitalized interest for the three and six months ended June 30, 2023 was approximately $0.2 million and $0.5 million, respectively.

(1)
The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.

(2)	$223.2 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2027 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

(4)
This unsecured line of credit facility has a capacity of $35 million and a scheduled maturity date in July 2024. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2023
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,941,908
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,183
Limited partnership units (1)			2,260	Secured Debt to Total Assets:	3%	< 40%
Options-treasury method			1
Total shares of common stock and potentially dilutive securities			66,444	Interest Coverage:	579%	> 150%

Common stock price per share as of June 30, 2023			$234.30	Unsecured Debt Ratio (2):	289%	> 150%

Total equity capitalization			$15,567,829	Selected Credit Ratios (3)	Actual

Total market capitalization			$21,509,737
				Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.6
Ratio of debt to total market capitalization			27.6%

Credit Ratings				Unencumbered NOI to Adjusted Total NOI:	95%
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of June 30, 2023

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (5)	Consolidated	Unconsolidated Co-investments (4)	Total (5)

Southern California
Los Angeles County	9,538	1,586	-	11,124	$2,666	$2,551	$2,656	17.8%	14.4%	17.5%
Orange County	5,189	1,149	-	6,338	2,683	2,395	2,654	10.5%	10.6%	10.5%
San Diego County	4,824	795	264	5,883	2,519	2,473	2,516	9.5%	7.3%	9.3%
Ventura County and Other	2,435	693	-	3,128	2,296	2,680	2,347	4.5%	7.9%	4.8%
Total Southern California	21,986	4,223	264	26,473	2,597	2,519	2,589	42.3%	40.2%	42.1%

Northern California
Santa Clara County (6)	8,749	1,774	-	10,523	2,958	2,914	2,953	20.0%	17.9%	19.8%
Alameda County	3,959	1,512	-	5,471	2,598	2,577	2,594	7.2%	15.0%	7.9%
San Mateo County	2,561	195	-	2,756	3,053	3,604	3,073	5.4%	2.1%	5.1%
Contra Costa County	2,619	-	-	2,619	2,668	-	2,668	5.2%	0.0%	4.8%
San Francisco	1,357	537	-	1,894	2,870	3,318	2,944	2.4%	5.9%	2.7%
Total Northern California	19,245	4,018	-	23,263	2,851	2,862	2,852	40.2%	40.9%	40.3%

Seattle Metro	10,341	2,184	-	12,525	2,163	2,076	2,154	17.5%	18.9%	17.6%

Total	51,572	10,425	264	62,261	$2,604	$2,559	$2,600	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended June 30, 2023, divided by the number of apartment homes as of June 30, 2023.

(2)	Represents the percentage of actual NOI for the quarter ended June 30, 2023. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes development communities with no rental income.
(4)	Co-investment amounts weighted for Company's pro rata share.
(5)	At Company's pro rata share.
(6)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q2 '23	Q1 '23	Q4 '22	Q3 '22	Q2 '22

Rental and other property revenues:
Same-property	50,064	$394,204	$388,895	$389,016	$386,200	$378,874
Acquisitions (2)	284	1,332	1,021	886	675	-
Development (3)	599	5,710	5,500	5,417	5,410	5,371
Redevelopment	179	1,595	1,537	1,418	1,422	1,491
Non-residential/other, net (4)	446	11,099	12,127	13,573	14,783	14,597
Straight-line rent concessions (5)	-	(675)	576	2,047	(1,628)	(3,093)
Total rental and other property revenues	51,572	413,265	409,656	412,357	406,862	397,240

Property operating expenses:
Same-property		113,413	114,796	111,568	113,489	107,713
Acquisitions (2)		495	430	536	288	-
Development (3)		2,375	2,316	2,360	2,336	2,139
Redevelopment		674	788	654	662	600
Non-residential/other, net (4) (6)		2,267	2,082	2,488	3,268	3,068
Total property operating expenses		119,224	120,412	117,606	120,043	113,520

Net operating income (NOI):
Same-property		280,791	274,099	277,448	272,711	271,161
Acquisitions (2)		837	591	350	387	-
Development (3)		3,335	3,184	3,057	3,074	3,232
Redevelopment		921	749	764	760	891
Non-residential/other, net (4)		8,832	10,045	11,085	11,515	11,529
Straight-line rent concessions (5)		(675)	576	2,047	(1,628)	(3,093)
Total NOI		$294,041	$289,244	$294,751	$286,819	$283,720

Same-property metrics
Operating margin		71%	70%	71%	71%	72%
Annualized turnover (7)		45%	38%	42%	49%	42%
Financial occupancy (8)		96.6%	96.7%	96.0%	96.0%	96.1%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2022.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2022.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Second Quarter 2023 vs. Second Quarter 2022 and First Quarter 2023
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q2 '23 % of Actual NOI	Q2 '23	Q2 '22	% Change	Q2 '23	Q2 '22	% Change	Q2 '23	Q2 '22	% Change	Q1 '23	% Change
Southern California
Los Angeles County	9,327	18.0%	$2,684	$2,558	4.9%	96.5%	95.8%	0.7%	$73,488	$73,321	0.2%	$72,608	1.2%
Orange County	5,189	10.8%	2,683	2,499	7.4%	95.7%	95.3%	0.4%	41,417	38,500	7.6%	40,842	1.4%
San Diego County	4,582	9.3%	2,517	2,294	9.7%	96.6%	96.0%	0.6%	34,921	31,782	9.9%	34,257	1.9%
Ventura County	2,254	4.4%	2,290	2,116	8.2%	97.2%	96.1%	1.1%	16,054	14,827	8.3%	15,558	3.2%
Total Southern California	21,352	42.5%	2,606	2,440	6.8%	96.4%	95.7%	0.7%	165,880	158,430	4.7%	163,265	1.6%

Northern California
Santa Clara County	8,653	20.3%	2,949	2,800	5.3%	96.9%	96.7%	0.2%	77,773	74,071	5.0%	76,135	2.2%
Alameda County	3,959	7.4%	2,598	2,537	2.4%	96.4%	95.4%	1.0%	30,899	30,033	2.9%	30,699	0.7%
San Mateo County	1,962	4.4%	3,002	2,898	3.6%	96.4%	96.5%	-0.1%	18,054	17,603	2.6%	17,632	2.4%
Contra Costa County	2,619	5.4%	2,668	2,570	3.8%	96.8%	96.3%	0.5%	21,286	20,902	1.8%	21,080	1.0%
San Francisco	1,178	2.1%	2,831	2,739	3.4%	95.5%	96.1%	-0.6%	10,095	10,128	-0.3%	10,046	0.5%
Total Northern California	18,371	39.6%	2,832	2,717	4.2%	96.7%	96.3%	0.4%	158,107	152,737	3.5%	155,592	1.6%

Seattle Metro	10,341	17.9%	2,163	2,072	4.4%	96.9%	96.2%	0.7%	70,217	67,707	3.7%	70,038	0.3%

Total Same-Property	50,064	100.0%	$2,597	$2,466	5.3%	96.6%	96.1%	0.5%	$394,204	$378,874	4.0%	$388,895	1.4%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Six months ended June 30, 2023 vs. Six months ended June 30, 2022
(Dollars in thousands, except average monthly rental rates)

		YTD 2023 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes		YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change

Southern California
Los Angeles County	9,327	17.8%	$2,672	$2,534	5.4%	96.6%	96.0%	0.6%	$146,096	$142,344	2.6%
Orange County	5,189	10.7%	2,660	2,462	8.0%	96.2%	95.7%	0.5%	82,259	75,561	8.9%
San Diego County	4,582	9.3%	2,487	2,252	10.4%	97.1%	96.4%	0.7%	69,178	62,780	10.2%
Ventura County	2,254	4.3%	2,267	2,084	8.8%	97.0%	96.0%	1.0%	31,612	28,789	9.8%
Total Southern California	21,352	42.1%	2,587	2,409	7.4%	96.6%	96.0%	0.6%	329,145	309,474	6.4%

Northern California
Santa Clara County	8,653	20.2%	2,935	2,771	5.9%	96.8%	96.6%	0.2%	153,908	144,447	6.5%
Alameda County	3,959	7.5%	2,595	2,519	3.0%	96.7%	95.8%	0.9%	61,598	59,603	3.3%
San Mateo County	1,962	4.4%	2,989	2,879	3.8%	96.2%	96.3%	-0.1%	35,686	34,178	4.4%
Contra Costa County	2,619	5.4%	2,655	2,545	4.3%	96.9%	96.4%	0.5%	42,366	40,637	4.3%
San Francisco	1,178	2.2%	2,824	2,724	3.7%	95.6%	96.4%	-0.8%	20,141	20,040	0.5%
Total Northern California	18,371	39.7%	2,821	2,693	4.8%	96.6%	96.4%	0.2%	313,699	298,905	4.9%

Seattle Metro	10,341	18.2%	2,160	2,037	6.0%	96.7%	96.1%	0.6%	140,255	131,910	6.3%

Total Same-Property	50,064	100.0%	$2,584	$2,436	6.1%	96.6%	96.2%	0.4%	$783,099	$740,289	5.8%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of June 30, 2023 and 2022
(Dollars in thousands)

Based on 50,064 apartment homes
	Q2 '23	Q2 '22	% Change		% of Op. Ex.
Same-property operating expenses:
Real estate taxes	$41,607	$40,049	3.9%		36.7%
Utilities	22,533	21,112	6.7%		19.9%
Personnel costs	21,929	21,893	0.2%		19.3%
Maintenance and repairs	14,074	12,314	14.3	% (1)	12.4%
Administrative	6,925	6,380	8.5%		6.1%
Insurance and other	6,345	5,965	6.4%		5.6%
Total same-property operating expenses	$113,413	$107,713	5.3%		100.0%

	YTD 2023	YTD 2022	% Change		% of Op. Ex.
Same-property operating expenses:
Real estate taxes	$84,594	$83,738	1.0%		37.1%
Utilities	45,711	43,662	4.7%		20.0%
Personnel costs	43,776	43,391	0.9%		19.2%
Maintenance and repairs	27,994	23,495	19.1	% (1)	12.3%
Administrative	13,449	12,586	6.9%		5.9%
Insurance and other	12,685	11,228	13.0%		5.5%
Total same-property operating expenses	$228,209	$218,100	4.6%		100.0%

(1) The increase in maintenance and repairs expense is primarily due to storm and flood damage clean-up.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - June 30, 2023
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	% Occupied	% Leased as of 6/30/23 (3)	% Leased as of 7/26/23 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	$23	$-	$23	$23
Total Development Pipeline - Consolidated		-	-	23	-	23	23

Development Projects - Joint Venture (4)
LIVIA at Scripps Ranch (5) - San Diego, CA	51%	264	2,000	84	18	102	52	383	0%	21%	29%	Q3 2020	Q3 2023	Q1 2024
Total Development Projects - Joint Venture		264	2,000	84	18	102	52	$383

Grand Total - Development Pipeline		264	2,000	$107	$18	$125	75
Essex Cost Incurred to Date - Pro Rata							(65)
Essex Remaining Commitment							$10

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the second quarter of 2023, the Company's cost includes $0.1 million of capitalized interest, $0.8 million of capitalized overhead and $0.4 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - June 30, 2023 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q2 '23	Trailing 4 Quarters

Same-property portfolio	$16,899	$75,560
Non-same property portfolio	378	1,257
Total revenue generating capital expenditures	$17,277	$76,817

Number of same-property interior renovations	673	3,293
Number of total consolidated interior renovations	707	3,398

Non-Revenue Generating Capital Expenditures (3)	Q2 '23	Trailing 4 Quarters

Non-revenue generating capital expenditures	$33,601	$131,583
Average apartment homes in quarter	51,536	51,715
Capital expenditures per apartment homes in the quarter	$652	$2,544

(1)	The Company incurred $0.1 million of capitalized interest, $3.6 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q2 2023.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - June 30, 2023
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)		Three Months Ended June 30, 2023	Six Months Ended June 30, 2023

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, V, VI (2)	54%	5,975	$2,139,391	$1,439,041	$169,501	3.4%	3.3		$28,896	$57,132
BEXAEW, BEX II, BEX IV, and 500 Folsom	50%	3,083	1,251,058	547,557	233,588	5.1%	8.3	(5)	16,494	32,191
Other (3)	52%	1,367	559,652	408,294	68,713	4.8%	1.9		7,043	14,062
Total Operating and Other Non-Consolidated Joint Ventures		10,425	$3,950,101	$2,394,892	$471,802	4.0%	4.2		$52,433	$103,385
Development Non-Consolidated Joint Ventures (4)	51%	264	83,671	89,250	14,028	4.0%	36.9	(6)	-	-
Total Non-Consolidated Joint Ventures		10,689	$4,033,772	$2,484,142	$485,830	4.0%	5.4		$52,433	$103,385

									Essex Portion of NOI and Expenses

NOI									$28,040	$55,313
Depreciation									(17,848)	(35,457)
Interest expense and other									(13,089)	(25,704)
Equity income from non-core co-investments									978	884
Insurance reimbursements, legal settlements, and other, net									139	738
Net loss from operating and other co-investments									$(1,780)	$(4,226)

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments

Income from preferred equity investments									$13,732	$27,049
Income from early redemption of preferred equity investments									285	285
Preferred Equity Investments (7)					$588,350	9.8%	2.3		$14,017	$27,334

Total Co-investments					$1,074,180				$12,237	$23,108

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)	As of June 30, 2023, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $45.8 million due to distributions received in excess of the Company's investment.
(3)
As of June 30, 2023, the Company’s investments in Expo and Century Towers were classified as a liability of $2.1 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(4)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(5)	$132.0 million of the debt related to 500 Folsom, one of the Company's co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(6)	LIVIA at Scripps Ranch has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(7)	As of June 30, 2023, the Company has invested in 24 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2023 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	Six Months
	Ended June 30,	2023 Full-Year Guidance Range
	2023 (1)	Low End	High End	Comments about 2023 Full-Year Guidance

Total NOI from Consolidated Communities -Excluding Straight-Line Rent Concessions	$583,384	$1,168,500	$1,182,500	Includes a range of same-property NOI growth of 3.9% to 5.1%, an increase from the prior range of 2.3% to 4.9%

Straight-Line Rent Concessions from Consolidated Communities	(99)	250	(1,750)	Reflects the non-cash impact of recording lease concessions on a straight-line basis

Management Fees	5,543	10,700	11,500

Interest Expense
Interest expense, before capitalized interest	(102,291)	(211,600)	(209,700)	Updated to reflect $298M in secured loans closed in July
Interest capitalized	500	600	1,000
Net interest expense	(101,791)	(211,000)	(208,700)

Recurring Income and Expenses
Interest and other income	7,751	24,200	25,200	Updated to reflect interim reinvestment of proceeds from $298M in secured loans closed in July
FFO from co-investments	56,658	110,500	112,400
General and administrative	(28,297)	(55,500)	(57,500)
Corporate-level property management expenses	(22,883)	(45,400)	(46,000)
Non-controlling interest	(6,012)	(12,300)	(11,700)
Total recurring income and expenses	7,217	21,500	22,400

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(344)	(344)	(344)
Deferred tax expense on unconsolidated co-investments	(833)	(833)	(833)
Realized and unrealized gains on marketable securities, net	8,871	8,871	8,871
Provision for credit losses	(34)	(34)	(34)
Equity income from non-core co-investments	884	884	884
Loss on early retirement of debt from unconsolidated co-investments	-	-	-
Co-investment promote income	-	-	-
Income from early redemption of preferred equity investments	285	285	285
General and administrative and other, net	(827)	(827)	(827)
Insurance reimbursements, legal settlements, and other, net	8,799	8,799	8,799
Total non-core income and expenses	16,801	16,801	16,801

Funds from Operations (2)	$511,055	$1,006,751	$1,022,751

Funds from Operations per diluted Share	$7.68	$15.13	$15.37

% Change - Funds from Operations	18.3%	10.4%	12.2%

Core Funds from Operations (excludes non-core items)	$494,254	$989,950	$1,005,950

Core Funds from Operations per diluted Share	$7.42	$14.88	$15.12

% Change - Core Funds from Operations	5.1%	2.5%	4.2%

EPS - Diluted	$3.94	$6.74	$6.98

Weighted average shares outstanding - FFO calculation	66,584	66,550	66,550

(1)	All non-core items are excluded from the 2023 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2023 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

	Six Months	2023 Guidance Range (1)
	Ended June 30,	3rd Quarter 2023		Full-Year 2023
	2023	Low	High	Low	High

EPS - diluted	$3.94	$1.36	$1.48	$6.74	$6.98
Conversion from GAAP share count	(0.13)	(0.05)	(0.05)	(0.23)	(0.23)
Casualty loss	0.01	-	-	0.01	0.01
Depreciation and amortization	4.63	2.33	2.33	9.28	9.28
Noncontrolling interest related to Operating Partnership units	0.12	0.05	0.05	0.22	0.22
Gain on sale of real estate and land	(0.89)	-	-	(0.89)	(0.89)
FFO per share - diluted	$7.68	$3.69	$3.81	$15.13	$15.37

Expensed acquisition and investment related costs	0.01	-	-	0.01	0.01
Deferred tax expense on unconsolidated co-investments	0.01	-	-	0.01	0.01
Realized and unrealized gains on marketable securities, net	(0.14)	-	-	(0.14)	(0.14)
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.01)	-	-	(0.01)	(0.01)
Loss on early retirement of debt from unconsolidated co-investments	-	-	-	-	-
Co-investment promote income	-	-	-	-	-
Income from early redemption of preferred equity investments	-	-	-	-	-
General and administrative and other, net	0.01	-	-	0.01	0.01
Insurance reimbursements, legal settlements, and other, net	(0.14)	-	-	(0.13)	(0.13)
Core FFO per share - diluted	$7.42	$3.69	$3.81	$14.88	$15.12

(1)
2023 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of June 30, 2023
(Dollars in thousands)

Acquisitions			Essex			Total
		Apartment	Ownership			Contract	Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home	Monthly Rent

Hacienda at Camarillo Oaks	Camarillo, CA	73	100%	EPLP	Apr-23	$23,100	$316	$2,376
	Q2 2023	73				$23,100	$316

	2023 Total	73				$23,100	$316

Dispositions			Essex
		Apartment	Ownership			Total Sale	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

CBC and The Sweeps	Goleta, CA	239	100%	EPLP	Mar-23	$91,675	$384
	Q1 2023	239				$91,675	$384

	2023 Total	239				$91,675	$384

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Second Quarter 2023	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total

Operating apartment community units	50,064	11,334	61,398	N/A	N/A

Cash delinquencies as % of scheduled rent	2.1%	2.5%	2.1%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	2.1%	2.5%	2.1%	N/A	N/A
Reported delinquencies in 2Q 2023 (2) (3)	$(8.0)	$(1.2)	$(9.2)	$0.1	$(9.1)
Reported delinquencies in 2Q 2022 (2)	$(2.3)	$(1.0)	$(3.3)	$0.6	$(2.7)

YoY impact to 2Q 2023 Core FFO per share	$(0.09)	$(0.00)	$(0.09)	$(0.01)	$(0.10)
YoY impact to Core FFO per share growth	-2.3%	-0.1%	-2.4%	-0.2%	-2.6%

Total cumulative cash delinquencies (4) (5)	$(96.4)	$(13.1)	$(109.5)	N/A	N/A
Net accounts receivable balance	$3.4	$-	$3.4	N/A	N/A

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended June 30, 2023.
(2)	Excludes sold communities and co-investment delinquencies reported at the Company's pro rata share.
(3)	Commercial delinquencies in 2Q 2023 includes a decrease of the straight-line rent reserve of $0.1 million and includes co-investment amounts at the Company's pro rata share.
(4)	Represents cash delinquencies from the period of April 1, 2020 to June 30, 2023. This includes $3.4 million of the net accounts receivable balance.
(5)
The Company, including its co-investments, has received Emergency Rental Assistance payments of $0.9 million and $67.7 million for the three months ended June 30, 2023 and the period from April 1, 2020 to June 30, 2023, respectively.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

Same-Property Portfolio	Preliminary Estimate July 2023	2Q 2023		2Q 2023	2Q 2022	YTD 2023	YTD 2022

Cash delinquencies as % of scheduled rent (1)	2.0%	2.1%	Reported rental revenue (1)	$394.2	$378.9	$783.1	$740.3
			Straight-line rent impact to rental revenue	(0.4)	(3.2)	0.2	(6.1)
New lease rates (2)	2.1%	1.0%	GAAP rental revenue	$393.8	$375.7	$783.3	$734.2
Renewal rates (2)	2.8%	3.4%
Blended rates	2.4%	2.2%	% change - reported rental revenue	4.0%		5.8%
			% change - GAAP rental revenue	4.8%		6.7%
Financial occupancy	96.4%	96.6%

(1) The Company's same-property portfolio has received Emergency Rental Assistance payments of $0.3 million and $0.5 million in July 2023 and for the three months ended June 30, 2023, respectively.			(1) Same-property rental revenue reflects concessions on a cash basis.
(2) Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

Preliminary Forecast Summary:	Forecast Assumptions:
2023 GDP Growth = +1.5%	Fed policy spurs weaker job growth by year-end 2023
US Dec-23 unemployment rate = 4.0%	High mortgage rates shift rent/buy equation, supporting rental demand
US Job Growth = +1.5% (TTM avg)	Macro uncertainty remains elevated near-term, with inflation a key catalyst
2023 Supply growth in ESS markets remains below 1%

	Residential Supply (1)					Job Forecast (2)			Rent Forecast (3)

Market	New MF Supply	New SF Supply	Total Supply	MF Supply as % of MF Stock	Total Supply as % of Stock	Q4 YOY New Jobs	Q4 YOY Growth	TTM YOY Growth	TTM YOY Growth

Los Angeles	10,300	6,250	16,550	0.7%	0.5%	0	0.0%	1.3%	2.4%
Orange County	2,200	2,650	4,850	0.5%	0.4%	5,100	0.3%	1.6%	2.8%
San Diego	3,700	2,750	6,450	0.8%	0.5%	10,900	0.7%	2.1%	4.7%
Ventura	900	250	1,150	1.4%	0.4%	2,500	0.8%	1.2%	2.2%
So. Cal.	17,100	11,900	29,000	0.7%	0.5%	18,500	0.3%	1.5%	2.9%

San Francisco	2,150	550	2,700	0.6%	0.4%	7,200	0.6%	2.0%	1.4%
Oakland	2,500	2,550	5,050	0.7%	0.5%	0	0.0%	0.8%	1.1%
San Jose	2,300	2,200	4,500	0.9%	0.6%	5,900	0.5%	2.0%	3.5%
No. Cal.	6,950	5,300	12,250	0.7%	0.5%	13,100	0.3%	1.6%	2.3%

Seattle	8,000	4,700	12,700	1.6%	1.0%	16,200	0.9%	2.5%	2.0%

Total/Weighted Avg. (4)	32,050	21,900	53,950	0.8%	0.5%	47,800	0.4%	1.7%	2.5%
Data based on third-party macroeconomic projections and Essex Market Analytics forecasts.

(1)
Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities.  Single-family estimates are based on trailing single-family permits.  Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.

(2)
Job Forecast: Refers to the difference between total non-farm industry employment projected 4Q23 over 4Q22, expressed as total new jobs and growth rates, and trailing 12-month 2023 vs 2022 growth rates.

(3)	Rent Forecast: The estimated rent growth represents the forecasted change in economic rents for full year 2023 vs 2022 (T4Q year-over-year average), and excludes submarkets not targeted by Essex.
(4)	Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended June 30, 2023

Net income available to common stockholders	$99,620
Adjustments:
Net income attributable to noncontrolling interest	6,136
Interest expense, net (1)	51,779
Depreciation and amortization	136,718
Income tax provision	80
Co-investment EBITDAre adjustments	30,604
EBITDAre	324,937

Realized and unrealized gains on marketable securities, net	(7,591)
Provision for credit losses	16
Equity income from non-core co-investments	(978)
Deferred tax expense on unconsolidated co-investments	1,733
General and administrative and other, net	561
Insurance reimbursements and legal settlements, net	(295)
Income from early redemption of preferred equity investments	(285)
Expensed acquisition and investment related costs	5
Adjusted EBITDAre	$318,103

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

(Dollars in thousands)	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023

Interest expense	$52,600	$103,645
Adjustments:
Total return swap income	(821)	(1,854)
Interest expense, net	$51,779	$101,791

Immediately Available Liquidity

The Company's immediately available liquidity as of July 26, 2023, consisted of the following:

(Dollars in millions)	July 26, 2023

Unsecured credit facility - committed	$1,235
Balance outstanding	2
Undrawn portion of line of credit	$1,233
Cash, cash equivalents & marketable securities	327
Total liquidity	$1,560

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	June 30, 2023

Total consolidated debt, net	$5,941,908
Total debt from co-investments at pro rata share	1,327,395
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	35,805
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	5,836
Consolidated cash and cash equivalents-unrestricted	(60,949)
Pro rata co-investment cash and cash equivalents-unrestricted	(39,011)
Marketable securities	(113,295)
Net Indebtedness	$7,097,689

Adjusted EBITDAre, annualized (1)	$1,272,412
Other EBITDAre normalization adjustments, net, annualized (2)	(574)
Adjusted EBITDAre, normalized and annualized	$1,271,838

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Earnings from operations	$134,832	$128,628	$322,217	$238,478
Adjustments:
Corporate-level property management expenses	11,451	10,176	22,883	20,348
Depreciation and amortization	136,718	134,517	273,065	268,050
Management and other fees from affiliates	(2,778)	(2,738)	(5,543)	(5,427)
General and administrative	13,813	13,127	29,124	25,369
Expensed acquisition and investment related costs	5	10	344	18
Casualty loss	-	-	433	-
Gain on sale of real estate and land	-	-	(59,238)	-
NOI	294,041	283,720	583,285	546,836
Less: Non-same property NOI	(13,250)	(12,559)	(28,395)	(24,647)
Same-Property NOI	$280,791	$271,161	$554,890	$522,189

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2023, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2023 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q2'23 (1)

NOI	$1,176,164
Adjustments:
NOI from real estate assets sold or held for sale	-
Other, net (2)	756
Adjusted Total NOI	1,176,920
Less: Encumbered NOI	(61,925)
Unencumbered NOI	$1,114,995

Encumbered NOI	$61,925
Unencumbered NOI	1,114,995
Adjusted Total NOI	$1,176,920

Unencumbered NOI to Adjusted Total NOI	95%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4